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EXHIBIT 10.10

FOURTH SUPPLEMENTAL
TRUST INDENTURE
TRANS WORLD CORPORATION
(FORMERLY KNOWN AS TRANS WORLD GAMING CORP.),
TWG INTERNATIONAL U.S. CORPORATION,
TWG FINANCE CORP., ISSUERS

        This Fourth Supplemental Trust Indenture, dated as of                        , 200  , (this "Supplemental Indenture"), is made by and among TWG International U.S. Corporation ("TWG International"), Trans World Corporation, formerly known as Trans World Gaming Corp. ("TWG"), and TWG Finance Corp. ("TWGF") (together with any successors to their rights, duties and obligations under the Indenture described herein, the "Issuers"), and The Bank of New York Trust Company of Florida, N.A. as successor in interest to the U.S. Trust Company of Texas, N.A. (together with any successor trustee hereunder, the "Trustee"), a national banking association having corporate trust offices located in Dallas, Texas.

        WHEREAS, the Issuers and the Trustee have heretofore executed and delivered that certain Indenture dated as of March 31, 1998, as supplemented by that certain First Supplemental Trust Indenture among the Issuers and the Trustee dated as of October 29, 1998, and as supplemented by that certain Second Supplemental Trust Indenture among the Issuers and the Trustee dated as of October 15, 1999, and as supplemented by that certain Third Supplemental Trust Indenture among the Issuers and the Trustee dated as of September 10, 2001 (the Indenture, as so supplemented is referred to herein as the "Primary Indenture"), and have issued their 12% Senior Secured Notes Due March 17, 2005 to certain private holders referred to herein as the "Holders" (collectively the "Primary Notes") thereunder; and

        WHEREAS, TWG International and the Trustee have executed that certain Indenture dated as of March 31, 1998, as supplemented by that First Supplemental Trust Indenture dated as of October 29, 1998, and as supplemented by that certain Second Supplemental Trust Indenture dated as of October 15, 1999, and as supplemented by that certain Third Supplemental Trust Indenture among the Issuers and the Trustee dated as of September 10, 2001 (the Indenture, as so supplemented is referred to herein as the "Funding Note Indenture") and has issued its 12% Senior Secured Note Due March 17, 2005 to TWGF (collectively the "Funding Note") thereunder; and

        WHEREAS, the Issuers and the Holders representing a majority in principal amount of the Outstanding Primary Notes ("Majority Holders") have entered into that certain Agreement and Plan of Recapitalization pursuant to which the Majority Holders have agreed that their Primary Notes are to be exchanged for either common stock of TWG or a promissory note (the "Exchange Agreement"); and

        WHEREAS, pursuant to the terms of the Exchange Agreement, the Issuer has agreed to request, and the Majority Holders have agreed to instruct, the Trustee to execute and deliver this Supplemental Indenture for the purpose of deleting from the Primary Indenture certain of the Issuers' covenants and certain other provisions which can be so deleted with the prior consent of not less than a majority of the principal amount of the Outstanding Primary Notes pursuant to Section 8.2 of the Primary Indenture; and

        WHEREAS, the execution and delivery of this Supplemental Indenture has been duly and validly authorized in all respects by the respective Boards of Directors of the Issuers; and

        WHEREAS, the Majority Holders have executed and delivered to the Trustee their written consent in compliance of Article 7 of the Indenture for the Trustee to enter into this Supplemental Indenture; and

        WHEREAS, the Trustee is a party to this Supplemental Indenture in order to acknowledge its acceptance of the terms and provisions hereof and to evidence its consent to the amendments to the Primary Indenture made hereby.

        NOW, THEREFORE, in consideration of the mutual understandings, promises and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuers and the Trustee do covenant and agree hereby, for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:

ARTICLE I

DEFINITIONS AND STATUTORY AUTHORITY

        Section 1.1.    Supplemental Indenture.    This Supplemental Indenture is a Supplemental Indenture, and is adopted in accordance with Article 8 of the Primary Indenture.

        Section 1.2.    Definitions.

        (A)  Unless the context shall require otherwise, all defined terms contained in the Primary Indenture shall have the same respective meanings in this Supplemental Indenture as such defined terms are given in the Primary Indenture.

        (B)  As used in this Supplemental Indenture, except as otherwise expressly provided or unless the context shall require otherwise:

          (1)  This "Supplemental Indenture" means this instrument as originally executed or as it may, from time to time, be supplemented or amended by one or more supplemental indentures hereto entered into pursuant to the applicable provisions of the Primary Indenture.

          (2)  All references in this instrument to designated "Articles," "Sections," and other subdivisions are to the designated Articles, Sections, and other subdivisions of this instrument as originally executed.

        Section 1.3.    Primary Indenture to Remain in Force.    Except as amended by this Supplemental Indenture, the Primary Indenture shall remain in full force and effect as to matters covered therein.

        Section 1.4.    Successors and Assigns.    All covenants and agreements in this Supplemental Indenture by the Issuers and the Trustee shall bind the Holders of the Notes, the Issuers, the Trustee and their respective successors and assigns, whether so expressed or not.

        Section 1.5.    Benefits of Supplemental Indenture.    Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give any Person, other than the parties hereto, their respective successors hereunder and the Holders of the Notes, any benefit or any legal or equitable rights, remedy or claim under this Supplemental Indenture.

        Section 1.6.    Governing Law.    This Supplemental Indenture shall be construed in accordance and governed by the laws of the State of New York.

ARTICLE II

AMENDMENTS TO PRIMARY INDENTURE

        Section 2.1    Definitions.    Section 1.1 of the Primary Indenture is amended to add or amend in their entirety the definitions of the following terms:

        "Funding Note" means, collectively, the 12% Senior Secured Notes due March 17, 2005, of TWG International in the aggregate principal amount of $20,000,000 and issued by TWG International, as Issuer, pursuant to the Funding Note Indenture, together with any Additional Securities issued pursuant to the Funding Note Indenture.

        "Defeased Securities" means any Securities which are surrendered to the Issuers pursuant to the Exchange Agreement or are otherwise defeased.

        "Exchange Agreement" means that certain Agreement and Plan of Recapitalization as entered into on or about [                        ].

        Section 2.2.    The following sections of the Primary Indenture are deleted in their entirety from the Primary Indenture.

  a.
  Section 3.7 Maintenance of Properties, Etc.

  b.
  Section 3.8 Indebtedness

  c.
  Section 3.9 Books

  d.
  Section 3.10 Limitation on Incurrence of Additional Indebtedness

  e.
  Section 3.12 (a) and (c) Restrictions on Asset Sales

  f.
  Section 3.13 Distributions

  g.
  Section 3.14 Limitation on Dividends and other Payment Restrictions Affecting Subsidiaries

  h.
  Section 3.15 Limitation on Investments

  i.
  Section 3.16 Limitation on Liens

  j.
  Section 3.17 Transactions with Affiliates

  k.
  Section 3.18 Change of Control

  l.
  Section 3.19 Line of Business

  m.
  Section 3.20 Payments for Consent

  n.
  Section 3.21 Limitations on Sale and Leaseback Transactions

  o.
  Section 3.23 Non-USA Operations

  p.
  Section 3.24 Costs of Operations

  q.
  Section 3.29 Post Closing Cooperation

  r.
  Section 4.3 Reports by Issuer

  s.
  Section 5.1(e), (f), (i), (j),(k), (l), (m), and (n)

        Section 2.3.    Global Amendment.    To the extent necessary, all other terms of the Primary Indenture shall be deemed amended to reflect amendments set forth herein.

        Section 2.4    The first sentence of Section 3.12(b) is amended to read in its entirety as follows:

        "No later than sixty (60) days after the receipt of Net Cash Proceeds from an Asset Sale, TWG International may apply Net Cash Proceeds therefrom to invest (including through Capital Expenditures) in properties and assets related to the gambling industry, consistent with other current business activities of TWG International, so long as the Security holders are granted a first lien and security interest in such assets and provided that such properties and assets are held by TWG International or one or more of Subsidiaries."

        Section 2.5.    Section 5.1(d) is deleted in its entirety and amended to read in its entirety as follows:

        "(d) the occurrence and continuance of an Event of Default under the Funding Note Indenture; or"

        Section 2.6.    Section 3.30 is added to the Indenture. Such Section 3.30 shall read in its entirety as follows:

        "SECTION 3.30 DEFEASANCE OF THE FUNDING NOTE. Pursuant to the Exchange Agreement, the Issuers may exchange Securities for common stock or a promissory note of TWG. The Securities exchanged will then no longer be Outstanding Securities and shall be "Defeased Securities" as defined in Section 2.1 of this Indenture. Upon the consummation of the transactions contemplated in the Exchange Agreement and the Registration Statement filed by TWG in connection therewith with the Commission ("Exchange Transactions"), the Principal amount of the Funding Note Outstanding and accrued interest thereon shall be deemed to be, without any further act on the part of any of the Issuers or the Trustee, reduced in the aggregate Principal amount and accrued and unpaid interest thereon of the Defeased Securities, and, conversely, the Principal amount of the Funding Note and the accrued and unpaid interest thereon shall be deemed to be, without any further action on the part of the Issuers or Trustee, equal to the Principal amount of the Securities, and accrued and unpaid interest thereon, Outstanding after the consummation of the Exchange Transactions. No presentation or surrender of the Funding Note to the Trustee shall be required in connection with the reduction of the Principal and interest of the Funding Note as required hereby. The Trustee shall maintain a record of the remaining Principal amount Outstanding and shall, upon any transfer or exchange, issue the replacement Funding Note in the Principal amount Outstanding."

        Section 2.7.    Sections 14.15, 14.16, and 14.17 are as added to the Primary Indenture, and such Sections 14.15, 14.16, and 14.17 shall read in their entirety as follows:

        "SECTION 14.15    AMENDMENTS TO THE COLLATERAL AGREEMENTS NOT REQUIRING CONSENT OF THE HOLDERS.    The Issuers shall not enter into any amendment, change or modification of the Collateral Agreements without the prior written consent of the Trustee. The Issuers may enter into and the Trustee consent to, without the consent of or notice to the Holders, any amendment, change or modification of the Collateral Agreements as are necessary or desirable to:

          (a)  cure any ambiguity or formal defect or omission, correct or supplement any provision therein;

          (b)  grant to or confer upon the Trustee for the benefit of the Securities any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred;

          (c)  add to the covenants and agreements of the Issuers therein other covenants and agreements thereafter to be observed by the Issuers or to surrender any right or power therein reserved to or conferred upon the Issuers;

          (d)  amend, alter, modify or supplement such documents in any manner that is required or necessary to reflect the consummation of the Exchange Transactions, including, but not limited to, the reduction of the Principal amount Outstanding of the Securities and the Funding Note; or

          (e)  make any other change, which is not materially adverse to the interests of the Holders.

        SECTION 14.16    AMENDMENTS TO COLLATERAL AGREEMENTS AND REQUIRING CONSENT OF HOLDERS.    Except for the amendments, changes or modifications corresponding to those provided in Section 14.15 hereof, neither the Issuer nor the Trustee shall consent to any other amendment, change or modification of the Collateral Agreements without the consent of the Holders of at least a majority of the Securities then Outstanding; provided, however, that nothing herein shall permit or be construed as permitting, without the consent of the Holders of all the Securities, (a) an extension of the time of payment of any amounts payable under the Securities or Funding Note, or (b) a reduction in the amount of any payment to be made with respect to the Securities or the Funding Note, or the rate of interest on any Security or the Funding Note, or (c) the creation of a lien upon or pledge of the money or other assets pledged to the payment of the Securities and the Funding Note hereunder contrary to the provisions of this Indenture or the Funding Note Indenture, or the release of any such assets from the lien of this Indenture or the Funding Note Indenture, or (d) a preference or priority of any Security or Securities over any other Security or Security, or (e) a reduction in the aggregate Principal amount of the Securities required for consent to any such amendment, change or modification as provided herein, or (f) an extension or reduction in the payment of any other amount payable on or in connection with this Indenture or the Funding Note Indenture or any Security issued hereunder. If at any time the Issuers request consent to any such proposed amendment, change or modification of any of such documents, other than an amendment, change, or modification permitted by this Section 14.16 hereof, the Trustee shall, at the expense of the Issuer, cause notice of such proposed amendment, change or modification to be mailed, postage prepaid, to Holders. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the amendment to such document embodying the same are on file at the designated office of the Trustee for inspection by Holders. The Trustee shall not, however, be subject to any liability to any Holders by reason of its failure to mail the notice required by this Section, and any such failure shall not affect the validity of such supplement or amendment to such document when consented to and approved as provided in this Section.

        Whenever, at any time within one year after the date of mailing such notice, the Issuers deliver to the Trustee an instrument or instruments in writing purporting to be executed by the Holders of at least a majority of the principal amount of Securities then Outstanding, which instrument or instruments shall refer to the proposed amendment or supplement to the document described in such notice and shall specifically consent to and approve the execution thereof in substantially the form of the copy thereof referred to in such notice, thereupon but not otherwise, the Issuer and/or the Trustee may execute such amendment in substantially the form on file as provided above, without liability or responsibility to any Holder of any Security, whether or not such Holder has consented thereto.

        SECTION 14.17.    PROVISIONS RELATING TO THE EXECUTION AND DELIVERY OF AMENDMENTS.    The Trustee shall not be under any responsibility or liability to the Issuers or to any Holder or to anyone whomsoever for its refusal in good faith to enter into any supplement or amendment as provided in Sections 14.15 and 14.16 if such supplement or amendment is deemed by it to be contrary to the provisions of such Sections or adversely affects the rights, liabilities or indemnities of the Holders, or if the Trustee has received a written Opinion of Counsel that such supplement or amendment is contrary to law or materially adverse to the rights of the Holders.

        No such supplement or amendment shall be effective until the Trustee shall have received an Opinion of Counsel in accordance with the provisions of this Indenture."

ARTICLE III

MISCELLANEOUS

        Section 3.1.    Ratification and Reaffirmation.    The Issuers and Trustee hereby ratify and reaffirm all the terms and conditions of the Primary Indenture, as specifically amended and supplemented by this Supplemental Indenture, and each hereby acknowledges that the Primary Indenture remains in full force and effect, as so amended and supplemented.

        Section 3.2.    Execution and Counterparts.    This Supplemental Indenture may be executed in several counterparts, all of which shall constitute one and the same instrument and each of which shall be, and shall be deemed to be, an original.

        Section 3.3    Effectiveness.    In addition to the other conditions precedent contained in Sections 8.4 and 11.5 of the Primary Indenture which must be satisfied prior to the execution and delivery of this Supplemental Indenture by the Trustee, the Trustee shall not so execute and deliver this Supplemental Indenture unless the following additional conditions are met:

        The delivery to the Trustee of (i) a certificate executed by the chief executive officer of TWG that all of the transactions contemplated by the Exchange Agreement have been consummated (which certification may be included in the Officers' Certificate delivered by Issuers to the Trustee pursuant to Section 8.4 of the Primary Indenture), and (ii) a certificate of Value Partners, Ltd. consenting to the effectiveness of this Supplemental Indenture. This consent by Value Partners, Ltd. shall not be deemed provided by virtue of any consent to this Supplemental Indenture pursuant to the Exchange Agreement; nor shall Value Partners, Ltd. be prohibited from withholding this consent by virtue of an affirmative act.

        Section 3.4    Construction.    It is the intent of the parties hereto that the provisions of this Supplemental Indenture be consistent and not conflict with, and such provisions shall be construed and interpreted as being consistent and not in conflict with, the Primary Note Indenture, the supplements thereto, and the other agreements executed and delivered in connection therewith, including, but not limited to, all the Collateral Agreements (collectively, the "Transaction Documents"). If there are any such inconsistent or conflicting provisions, such provisions in the Transaction Documents shall be construed so as not to be inconsistent or in conflict with the terms of this Supplemental Indenture, and in no event shall any such inconsistent or conflicting provisions create a Default or an Event of Default.

        Section 3.5    Trustee Disclaimer.    The Trustee accepts the amendments of the Indenture affected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuers, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuers and the Majority Holders by corporate action or otherwise, (iii) the due execution hereof by the Issuers or the due execution of the Consents of the Majority Holders, and (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

[This space intentionally left blank.]

        IN WITNESS WHEREOF, the Issuers and the Trustee have caused this Supplemental Indenture to be signed on their behalf by their duly authorized representative, all as of the date first hereinabove written.

TWG INTERNATIONAL U.S. CORPORATION
By:
Name:	Rami S. Ramadan
Title:	Chief Executive Officer
TWG FINANCE CORP.
By:
Name:	Rami S. Ramadan
Title:	Chief Executive Officer
TRANS WORLD CORPORATION
By:
Name:	Rami S. Ramadan
Title:	Chief Executive Officer

Instruction and Consent of Security Holders

        The below designated Security Holder of greater than a majority of principal amount of the Primary Notes Outstanding as of the date hereof, by its execution hereof, consents to the Fourth Supplemental Trust Indenture and instructs the Trustee to execute and deliver the same. By the execution hereof, the undersigned Security Holder represents and warrants to the Trustee that it is the holder of in excess of a majority in principal amount of the Primary Notes Outstanding on the date hereof.

VALUE PARTNERS, LTD.
By:
Name:	Timothy G. Ewing
Title:	Managing Partner of Ewing & Partners General Partner of Value Partners, Ltd.

THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A. as Trustee
By:
Name:	John Stohlmann
Title:	Vice President

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FOURTH SUPPLEMENTAL TRUST INDENTURE TRANS WORLD CORPORATION (FORMERLY KNOWN AS TRANS WORLD GAMING CORP.), TWG INTERNATIONAL U.S. CORPORATION, TWG FINANCE CORP., ISSUERS